Exhibit 10.35

Portions of this exhibit marked [***] are omitted and are requested to be treated confidentially.

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT ("Agreement"), dated the 28th day of  January, 2020 ("Effective Date"), is by and between Association of American Railroads, a District of Columbia Corporation ("AAR"), and PDV Spectrum Holding Company,  LLC  ("PDV"),  a wholly owned subsidiary of Anterix, Inc., a Delaware corporation. AAR and PDV  are  sometimes referred to herein as the "Parties" or individually as a "Party."

RECITALS

WHEREAS, AAR holds the license ("AAR License") from the Federal Communications Commission ("FCC") authorizing the use of six (6) non-contiguous  900  MHz  frequencies ("AAR Frequencies"), three (3) of which are within the 900 MHz Broadband service ("AAR BB Frequencies") and three of which are below the 900 MHz Broadband Service ("AAR Non-BB Frequencies") proposed in WT Docket No. 17-200, throughout the geographic area specified on the AAR License as set forth on Exhibit A hereto; and WHEREAS, the Parties understand that  the FCC is expected effectively to effect an "exchange" of the AAR frequencies for ten (10) contiguous 900 MHz frequencies ("PDV Frequencies") set forth on Exhibit B hereto and authorized on a geographic basis throughout the 47 MTAs in the Continental United States ("CONUS"), which are to be exchanged through modification of the AAR License and cancellation of relevant PDV licenses on terms to be specified by the FCC (presumably in the  WT Docket No. 17-200 Report and Order, referred to herein as the "900 R&O," and a related Order of Modification (collectively, the "FCC Orders")).

WHEREAS, the Parties and individual Class I freight Railroads ("Railroads") who are using the AAR Frequencies have had ongoing discussions about a transition plan for the AAR Frequencies, and wish to set forth their agreement herein.

NOW, THEREFORE, in consideration of the recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

1.    Transition Plan. Unless otherwise specified in the FCC Orders and subject to the good faith flexibility described below, AAR will discontinue use of the AAR Frequencies within five (5) years of adoption of the Order of Modification, and will discontinue use of the AAR BB Frequencies within three (3) years of adoption of the Order of Modification subject to the following provisions of this Section 1 (collectively the "Clearing Deadlines"). The Parties recognize that requirements of individual Railroads and/or entities desiring broadband capability may require the Parties to cooperate in good faith to adjust the Clearing Deadlines to later or earlier dates in particular geographic areas. While the FCC has expressed interest in deployment of 900 MHz broadband systems in a timely manner, both PDV and the Railroads acknowledge the need for reasonable flexibility in some circumstances, particularly related to the AAR BB Frequencies. The Parties recognize that some Railroads may be able to transition off the AAR BB Frequencies on an expedited basis while others may require more time. Determining the location and additional time needed for clearing the AAR BB Frequencies under some circumstances would result from mutual, good faith discussions between the Parties and, likewise, the Parties anticipate that accelerated migration in some locations would be balanced with the need for additional time in other locations. In particular, the Parties have discussed  upon mutual agreement, accelerated clearing in identified priority areas where potential utility customers have indicated interest in deploying 900 MHz private broadband networks. The plan set forth in this Section 1 is referred to herein as the "Transition Plan".

2.    Matters with the FCC.

(a)    Within five (5) days after the date hereof, or by another mutually agreed upon date, the Parties shall cooperate in notifying the FCC, through a mutually agreed mechanism, of the existence of this Agreement.

(b)    The Parties acknowledge that this Agreement does not constrain the FCC, which may choose in the FCC Orders to require discontinuation of use of the AAR Frequencies within a time period other than that set forth in this Agreement. In such event, the provisions of this Agreement shall remain in effect, but the period for discontinuation shall be the period set forth the in the FCC Orders rather than this Agreement, although the Parties shall still use commercially reasonable efforts to meet the Transition Plan including the provisions in Section 1 regarding mutually agreed accelerated or deferred clearing.

(c)    The Parties agree to coordinate and cooperate with regard to approaching the FCC regarding matters relating to the Transition Plan, and each Party agrees to inform the other Party of any relevant information or questions from the FCC regarding matters relating to the Transition Plan.

3.    Notice of Timing Issues. AAR shall notify PDV, or PDV shall notify AAR, respectively, promptly and in reasonable detail upon obtaining knowledge of any facts  that would result in additional time being needed for clearing the AAR BB Frequencies in specific locations or under particular circumstances, or would result in the need for accelerated  clearing in identified priority areas for potential utility customers deploying 900 MHz private broadband networks. In addition, each Party shall notify the other Party promptly and in reasonable detail upon the occurrence of, or the impending or threatened occurrence of, any event which could cause or constitute a material breach of its obligations under this Agreement.  Each Party  shall use commercially reasonable efforts to prevent or promptly remedy any such breach of this Agreement or if that is reasonably achievable to mitigate the effects thereof

4.    Further Assurances. Each Party upon request shall execute and deliver such documents and take such actions as may reasonably be requested by the other Party in order to effectuate the purposes of this Agreement.

5.    Certain Definitions. The following terms have the following meanings:

(a)    "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

(b)    "MTA(s)" shall mean a Major Trading Area(s), the geographic  unit used by the FCC in issuing 900 MHz geographic authorizations.

6.    Confidentiality. The Parties (a) will protect  and keep confidential  the existence of this Agreement (with the exception of the notification to the FCC under Section 2), its terms and conditions and any other information obtained by the other Party in connection with  or related to this Agreement (including, but not limited to, all information relating to  the other Party's technology, customers, business plans and construction schedules), (b) will use such information only for the purpose(s) for which it was originally disclosed and in any case only for the purpose of fulfilling its obligations under this Agreement, and (c) will return all such information to the other Party promptly upon the termination of this Agreement. All such information will remain the disclosing Party's exclusive property, and the receiving Party will have no rights to use such information except as expressly provided herein. Notwithstanding the above, (i) a Party may make available to the FCC, upon its request, a copy of this Agreement and shall seek confidential treatment of all such confidential information and (ii) each Party may disclose the basic terms of this Agreement to shareholders and potential investors and may make  a copy of the Agreement available to such persons, as well as to consultants, engineers and other third-party service providers and representatives, so long as such third party agrees to use the same degree of care as the receiving Party to keep such information confidential.

7.    Press Releases. Subject to the provisions of applicable law, no press release or public disclosure or disclosure to any third party, either written or oral, of the existence or terms of this Agreement shall be made by any Party without the prior written  consent of the other  Party. This Section shall not be construed to prohibit any Party from making any disclosures to any governmental authority or securities exchange or other entity that it is required to make by law or regulation or from filing this Agreement with, or disclosing the terms of  this Agreement to, any such governmental authority or such person or entity in connection with obtaining the consent or approval of such governmental authority  or such person or entity the disclosing Party is obligated to seek pursuant to the terms of this Agreement.

8.    Limitation of Liability.

(a)    No Consequential Damages. NEITHER AAR NOR PDV, NOR THEIR RESPECTIVE MEMBERS, AFFILIATED COMPANIES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, SHALL BE LIABLE TO PDV OR AAR RESPECTIVELY FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS, CLAIMS OF CUSTOMERS, LOSS OF GOODWILL OR LOSS OF PROFITS OR MARGINS, ARISING IN ANY MANNER FROM THIS AGREEMENT OR AAR'S OR PDV'S PERFORMANCE OR NON-PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

(b)    No Assumption of Liabilities. NEITHER PARTY SHALL ASSUME OR BE RESPONSIBLE FOR ANY OBLIGATIONS OR LIABILITIES OF THE OTHER, ITS RESPECTIVE MEMBERS, AFFILIATED COMPANIES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, OF ANY KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

9.    Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered, sent by facsimile, recognized overnight delivery service, electronic mail (provided that such communications are concurrently sent by first class mail in accordance with this Section), return receipt requested, or registered or certified first class mail, return receipt requested, postage prepaid, to the following addresses:

If to AAR:

Association of American Railroads Attn: [***]

425 Third Street, SW Suite 1000

Washington, DC 20024 Phone: [***]

Email : [***]

If to PDV:

pdvWireless, Inc. Attn: [***]

8260 Greensboro Drive, Suite 501

McLean, VA 22102

Phone: [***]

Email: [***]

Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by facsimile or electronic mail shall be effective when received, provided that the burden of proving notice when notice is transmitted by facsimile or electronic mail shall be the responsibility of the Party providing such notice.  Notices delivered by overnight mail shall be effective when received. Notices delivered by registered or certified  mail shall be effective on the date set forth on the receipt of registered or certified mail.

10.    Expenses.  Except as otherwise specified in this Agreement, each Party shall bear its own expenses and costs incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby. Neither Party shall be responsible for costs incurred by the other Party in clearing operations from, respectively, the AAR Frequencies and the PDV Frequencies, and relocating operations to the exchanged or new frequencies as contemplated herein.

11.    Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the District of Columbia (without regard to the choice of law provisions thereof which could cause the laws of any other jurisdiction to apply).

12.    Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party; provided, however, that either Party may, without the consent of the other Party, assign this Agreement to any Affiliate thereof, provided that none of the assignments described in this clause shall relieve the assignor of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

13.    Amendments; Waivers. No alteration, modification or change  of  this  Agreement shall be valid except by an agreement in writing executed by the Parties hereto. No such waiver shall be effective unless in writing signed by a duly authorized officer of such Party. Except as otherwise expressly set forth herein, no failure or delay by any Party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

14.    Entire Agreement. This Agreement and the schedules and exhibits hereto collectively represent the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior  representations, warranties, covenants, understandings, agreements, written or oral, discussions, or negotiations among the Parties with respect to the subject matter hereof, and cannot be  amended, supplemented or changed, except by an agreement in writing that makes specific reference to this Agreement and that is signed by each of the Parties hereto. Each Party hereby represents, acknowledges and agrees that it has not relied on any representation, warranty, covenant, understanding, agreement, written or oral, discussion, or negotiation not expressly contained herein in entering into this Agreement, Each Party hereby represents, acknowledges and agrees that this Agreement is independent of, and not in any way conditioned on, connected to, or to be construed with any other agreement or arrangement, written or oral, between the Parties.

15.    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Signatures transmitted by electronic mail or facsimile shall be deemed original signatures.

16.    Severability. If any provision of this Agreement or the application thereof to any person, entity or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

17.    Interpretation. As all Parties have participated in the drafting of this Agreement, any ambiguity shall not be construed  against either Party as the drafter.  Unless the context of  this Agreement clearly requires otherwise, (a) "or" has the inclusive meaning  frequently identified with the phrase "and/or," (b) "including" has the inclusive meaning frequently identified with the phrase "including, but not limited to" and (c) references to "hereof," "hereunder" or "herein" or words of similar import relate to this Agreement.

18.    Third Parties. Nothing herein, expressed or implied, is intended to or  shall confer on any Person other than the Parties hereto any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

19.    Dispute Resolution. The Parties will attempt in good faith to resolve all disputes, disagreements or claims relating to this Agreement. In the event a question or controversy arises between the Parties, the Parties shall first exercise reasonable efforts to resolve the  matter through a Steering Committee composed of the individuals specified below (or individuals of similar rank or function appointed by the respective Parties). In the event that either (i) the question or controversy is not able to be resolved through the Steering Committee within thirty (30) days or (ii) the question or controversy relates to a matter that is not addressed in the Agreement, then the Parties shall escalate the matter to their executive level leadership and if not resolved on that basis within thirty (30) days, then to the respective senior executive/CEO level leadership of each Party, before proceeding with any formal legal dispute in any federal court, state court, or other administrative body.

The AAR Steering Committee Members will be made up of the seven Class I members of the AAR Wireless Communication Committee Steering Committee.

The following are the names of the (initial) PDV Steering Committee Members:

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date and year first above written.

Association of American Railroads

By: /s/ Michael Rush

Name: Michael Rush

Title: Senior Vice President – Safety & Operations

Date: 02/11/2020

 PDV Spectrum Holding Company, LLC

By: /s/ Jay Paull

Name: Jay Paull

Title: General Manager

Date: 01/28/2020

EXHIBIT A

AAR·LICENSE/FREQUENCIES

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EXHIBIT B

PDV FREQUENCIES

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